Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-09349 and Form S-3 333-85923) of AVAX Technologies, Inc. and in the related Prospectus of our report dated January 14, 2000, with respect to the consolidated financial statements of AVAX Technologies, Inc. and subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.


                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
February 14, 2000